As filed with the Securities and Exchange Commission on April 1, 2009
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

INSULET CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	04-3523891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Duane DeSisto
President and Chief Executive Officer
Insulet Corporation.
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Raymond C. Zemlin, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)(2)	Price per Unit(3)	Offering Price(3)	Fee
Common Stock, par value $0.001 per share(1)	3,750,000	$3.70	$13,875,000	$775

(1)	This registration statement registers 3,750,000 shares of common stock issuable upon the exercise of certain warrants.

(2)	In accordance with Rule 416 of the Securities Act, this registration statement also registers an additional and indeterminate number of shares of common stock of the Registrant that may become issuable as a result of the provisions of the warrants relating to adjustments for changes resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices for the Registrant’s common stock on March 26, 2009 as reported on The NASDAQ Global Market, which was $3.70 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

3,750,000 Shares

Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, of up to an aggregate of 3,750,000 shares of common stock, par value $0.001 per share, of Insulet Corporation. The shares to be offered hereby may be acquired by the selling stockholders by exercising warrants acquired on March 13, 2009 in a private placement. We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so that we undertook at the time of the private placement. At any time on or before March 13, 2015, the holders of the warrants may exercise their warrants for shares of our common stock at an exercise price of $3.13, subject to certain adjustments in the event of a major transaction or an event of default, as defined in the warrants.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholders. However, upon exercise of the warrants for cash, the selling stockholders would pay us an exercise price of $3.13 per share of common stock, or an aggregate of $11,737,500 if the warrants are exercised for cash in full, subject to any adjustments. See “Use of Proceeds.”

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” below for additional information on how the selling stockholders may conduct sales of our common stock. Other than underwriting discounts and commissions, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on The NASDAQ Global Market under the symbol “PODD.” On March 31, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $4.10.

Investing in our securities involves a high degree of risk. Beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2009

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference, and may not contain all the information that may be important to you. You should carefully read this entire prospectus, as well as the information incorporated by reference, before deciding whether to invest in our common stock. Unless the context otherwise requires, all references to “we,” “us,” “our company” or “the Company” in this prospectus refers to Insulet Corporation, a Delaware corporation, and its wholly-owned subsidiary. This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page 3 of this prospectus. You should not place undue reliance on our forward-looking statements.

About Insulet Corporation

We are a medical device company that develops, manufactures and markets an innovative, discreet and easy-to-use insulin infusion system for people with insulin-dependent diabetes. Our proprietary OmniPod Insulin Management System, or OmniPod System, which consists of our OmniPod disposable insulin infusion device and our handheld, wireless Personal Diabetes Manager, is the only commercially-available insulin infusion system of its kind. Conventional insulin pumps require people with insulin-dependent diabetes to learn to use, manage and wear a number of cumbersome components, including up to 42 inches of tubing. In contrast, the OmniPod System features only two discreet, easy-to-use devices that eliminate the need for a bulky pump, tubing and separate blood glucose meter, provide for virtually pain-free automated cannula insertion, communicate wirelessly and integrate a blood glucose meter. We believe that the OmniPod System’s unique proprietary design offers significant lifestyle benefits to people with insulin-dependent diabetes.

The U.S. Food and Drug Administration, or FDA, approved the OmniPod System in January 2005 and we began commercial sale of the OmniPod System in the United States in October 2005. Since the commercial launch of the OmniPod system, we have progressively expanded our marketing efforts from an initial focus in the Eastern United States, to providing availability of the OmniPod System in the entire United States. We focus our sales and marketing efforts towards key diabetes practitioners, academic centers and clinics specializing in the treatment of diabetic patients, as well as individual diabetic patients.

Insulet Corporation is a Delaware corporation formed in 2000. Our principal executive offices are located at 9 Oak Park Drive, Bedford, Massachusetts 01730 and our telephone number is (781) 457-5000. Our website is http://www.insulet.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

The Offering

This prospectus relates to the offering and sale by the selling stockholders of up to an aggregate of 3,750,000 shares of our common stock issuable upon the exercise of warrants acquired on March 13, 2009. We are registering the common stock covered by this prospectus in order to fulfill our contractual obligations to do so that we undertook at the time of the original issuance of the warrants. Registration of the common stock does not necessarily mean that all or any portion of such stock will be offered for sale by the selling stockholders. We have agreed to bear the expenses of the registration of the common stock under federal and state securities laws, but we will not receive any proceeds from the sale of any common stock offered under this prospectus.

Plan of Distribution

The selling stockholders may sell the shares of common stock described in this prospectus through agents or dealers, directly to one or more individuals, institutional or other purchasers or through any combination of these methods of sale. The distribution of the common stock may be effected in one or more transactions at market prices then prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. See “Plan of Distribution” beginning on page 9 for additional information on how the selling stockholders may conduct sales of our common stock.

Risk Factors

Our business is subject to numerous risks as discussed more fully in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus. Principal risks of our business include the following, among others:

•	We have incurred significant operating losses since inception and cannot assure you that we will achieve profitability.

•	We currently rely entirely on sales of our sole product, the OmniPod System, to generate revenues. The failure of the OmniPod System to achieve and maintain significant market acceptance or any factors that negatively impact sales of this product will adversely affect our business, financial condition and results of operations.

•	Our ability to achieve profitability from a current net loss level will depend on our ability to reduce the per unit cost of producing the OmniPod by increasing our customer orders and manufacturing volume.

•	Adverse changes in general economic conditions in the United States could adversely affect us.

•	We may need to raise additional funds in the future, and these funds may not be available on acceptable terms or at all, and if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution.

•	We are dependent upon third-party suppliers, making us vulnerable to supply problems and price fluctuations.

•	Our financial condition or results of operations may be adversely affected by international business risks.

•	Failure to secure or retain adequate coverage or reimbursement for the OmniPod System by third-party payors could adversely affect our business, financial condition and results of operations.

•	We face competition from numerous competitors, most of whom have far greater resources than we have, which may make it more difficult for us to achieve significant market penetration and which may allow them to develop additional products for the treatment of diabetes that compete with the OmniPod System.

•	Technological breakthroughs in diabetes monitoring, treatment or prevention could render the OmniPod System obsolete.

•	If our existing license agreement with Abbott Diabetes Care, Inc. is terminated or we fail to enter into new license agreements allowing us to incorporate a blood glucose meter into the OmniPod System, our business may be materially adversely impacted.

•	The patent rights on which we rely to protect the intellectual property underlying the OmniPod System may not be adequate, which could enable third parties to use our technology and would harm our continued ability to compete in the market.

•	Other rights and measures we have taken to protect our intellectual property may not be adequate, which would harm our ability to compete in the market.

•	We are subject to extensive regulation by the U.S. Food and Drug Administration, which could restrict the sales and marketing of the OmniPod System and could cause us to incur significant costs.

•	Substantially all of our operations are conducted at a single location and substantially all of our inventory is held at a single location; any disruption at either of these locations could increase our expenses.

•	Our ability to grow our revenues depends in part on our retaining a high percentage of our customer base.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements in this prospectus may include, for example, statements about:

•	our estimates regarding revenues, expenses, capital requirements and needs for additional financing;

•	our manufacturing capacity in future periods;

•	our ability to reduce the per unit production cost of the OmniPod;

•	our ability to raise additional funds in the future;

•	our research, development, commercialization, and other activities and projected expenditures;

•	our ability to obtain regulatory approvals for any future products;

•	our intellectual property position;

•	our cash needs;

•	our plans to pursue the use of the OmniPod System technology for the delivery of drugs other than insulin;

•	the implementation of our business strategies, including our manufacturing strategies and the expansion of our sales and marketing efforts across the United States and internationally; and

•	our financial performance.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

DESCRIPTION OF FINANCING TRANSACTION

On March 13, 2009, we entered into a facility agreement with the selling stockholders pursuant to which they agreed to loan to us up to $60,000,000, subject to the terms and conditions set forth in the facility agreement, which we refer to as the financing. Following the initial disbursement of $27,500,000, we may but are not required to, draw down on the facility in $6,500,000 increments at any time until November 15, 2010 provided that we meet certain financial milestones. Any amounts drawn under the facility agreement accrue interest at a rate of 9.75% per annum, payable quarterly in cash in arrears beginning on June 1, 2009. We will pay a commitment fee at a rate of 2.75% per annum on undrawn amounts. The funds drawn are repayable on September 16, 2012. We have the right to prepay any amounts owed without penalty unless such prepayment is in connection with a major transaction.

Any amounts drawn under the facility agreement may become immediately due and payable upon (i) an “event of default,” as defined in the facility agreement, in which case the selling stockholders would have the right to require us to re-pay 100% of the principal amount of the loan, plus any accrued and unpaid interest thereon, or (ii) the consummation of a major transaction, in which case the selling stockholders would have the right to require us to re-pay 106% of the outstanding principal amount of the loan, plus any accrued and unpaid interest thereon. Events of default under the facility agreement generally include:

•	failure to make payment when due;

•	failure to comply in any material respect with any covenant of the facility agreement or the notes issued under the facility agreement, and such failure is not cured;

•	any representation or warranty made by us in any transaction document was incorrect, false or misleading in any material respect as of the date it was made;

•	we are generally unable to pay our debts as they become due or a bankruptcy or similar proceeding has been commenced by or against us;

•	one or more judgments against us exceeding $250,000 in the aggregate remain unpaid for a period of 30 days;

•	any material license, permit or approval from any government authority is suspended, cancelled or revoked;

•	any authorization necessary for the execution, delivery or performance of any transaction documents or the validity or enforceability of the obligations under the transaction documents ceases to remain in full force and effect;

•	we fail to comply in any material respect with the reporting requirements of the Securities Exchange Act of 1934, as amended;

•	a cross default to any indebtedness in an amount more than $250,000;

•	if an “event of default” (as defined in the warrants) has occurred;

•	the sum of our cash, cash equivalents, receivables and finished goods inventory on the last day of each calendar quarter is less than the greater of $15,000,000 or 50% of the loan then outstanding; and

•	the shares of our common stock cease to be listed, traded or publicly quoted on The NASDAQ Global Market and are not promptly re-listed or re-quoted on a national securities exchange.

We intend to make all required payments on the loan from the selling stockholders, and we believe that we have a reasonable basis for our belief that we will have the financial ability to do so.

In connection with the financing, we entered into a security agreement with the selling stockholders, pursuant to which, as security for our repayment obligations under the facility agreement, we granted to the selling stockholders a security interest in our accounts, receivables, equipment, intellectual property and other general intangibles, inventory, investment property, and all proceeds and products thereof.

Upon execution of the facility agreement, we issued to the selling stockholders, in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, warrants to purchase an aggregate of up to 3,750,000 shares of our common stock at an exercise price of $3.13 per share. The exercise price may be paid in cash or, at the election of the selling stockholder, pursuant to certain cashless exercise provisions.

As noted above, pursuant to the facility agreement, we have the right to request from the selling stockholders one or more cash disbursements in the minimum amount of $6,500,000 per disbursement, and each such disbursement shall be accompanied by the issuance to the selling stockholders of warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price equal to 120% of the average volume weighted average price of our common stock on the fifteen consecutive trading days beginning with the date following receipt by the selling stockholders of the disbursement request. If we, in our discretion, draw down the entire $60,000,000 credit facility, we will have issued warrants to purchase a total of 5,250,000 shares of our common stock. The number of shares into which a warrant is exercisable and the exercise price of any warrant will be adjusted to reflect adjustments for changes resulting from stock splits, stock dividends or similar transactions. Each warrant issued under the facility agreement expires on the sixth anniversary of its issuance and contains certain limitations that prevent the selling stockholders from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it to exceed 9.98% of the total number of shares of our common stock then issued and outstanding.

The selling stockholders have agreed not to enter into a short selling transaction with respect to our common stock during the period commencing on their receipt of a disbursement request and ending on the date of such disbursement.

In addition, in connection with certain major transactions (other than to the extent the consideration in connection with a major transaction is paid in cash), the selling stockholders also have the option to exercise the warrants on a cashless basis and receive a number of shares equal to the Black-Scholes value of the warrant divided by 95% of the closing price of our common stock the day before consummation of the major transaction. To the extent the consideration in connection with a major transaction is paid in cash, the holder of the warrants may require us to redeem a corresponding portion of its warrants for an amount in cash equal to the Black-Scholes value prior to the consummation of the major transaction.

Under the terms of the warrant, a “major transaction” will generally be deemed to have occurred upon:

•	a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event that constitutes a change of control of the company;

•	the sale or transfer of assets in one transaction or a series of related transactions for a purchase price of more than $50,000,000 or a sale or transfer of more than 50% of our assets;

•	a purchase, tender or exchange offer made to the holders of outstanding shares of our common stock, such that following such purchase, tender or exchange offer a change of control of the company shall have occurred;

•	any issuance of shares of common stock or securities convertible or exercisable for common stock, except in a registered public offering or shelf takedown, in a transaction that does not require shareholder approval, to partners in connection with a joint venture, distribution or other partnering arrangement in a transaction that does not require shareholder approval, upon the exercise of options granted to our employees, officers, directors and consultants, issuances of restricted stock to, or purchase of common stock under our employee stock purchase plan by, employees, officers, directors or consultants, or upon the exercise of the warrants;

•	the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the company;

•	our shares of common stock cease to be listed, traded or publicly quoted on The NASDAQ Global Market and are not promptly re-listed or re-quoted on a national securities exchange; or

•	our common stock ceases to be registered under Section 12 of the Exchange Act.

Under the terms of the warrant, an event of default will be deemed to have occurred if we fail (i) to use our reasonable best efforts for a requisite period of time to deliver shares to the holder upon exercise within the required period or remove a restrictive legend when and as required; (ii) to comply with our obligations upon the occurrence of a major transaction; or (iii) to comply with our registration requirements pursuant to the terms of the registration rights agreement within the requisite periods of time. Upon the occurrence of an event of default, we may terminate the outstanding amount of the warrant and pay to the holder an amount in cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on either the date of the default notice or on the trading day immediately preceding the date of payment, whichever is greater. If we do not pay this amount, the holder of the warrants will be entitled to effect a cashless exercise of its warrants for a number of shares of common stock equal to the Black-Scholes value of the warrant divided by 95% of the closing price of our common stock on the trading day immediately preceding the date that such exercise shares are issued.

Pursuant to a registration rights agreement entered into in connection with the financing, we agreed to register for resale the shares issuable upon exercise of the warrants. We are registering 3,750,000 shares of common stock for resale as a secondary offering pursuant to the registration statement of which this prospectus forms a part. We are required to use our reasonable best efforts to have the registration statement declared effective as soon as practicable (but in any event must cause the registration statement to be declared effective no later than 75 days after the date the registration statement is filed). If we do not use our reasonable best efforts to have an effective registration statement by the deadline, we will be required to pay to each holder of warrants an amount payable, at our option, in either (i) cash or (ii) shares of common stock that are valued for these purposes at 95% of the volume weighted average sale price on the date of such calculation, in each case equal to 14% per annum (or the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes value of the remaining unexercised portion of the warrant on the date of such registration failure, which shall accrue daily from the date of such failure until cured.

We are required to file additional registration statements to register the resale of any shares underlying warrants which are not included in the registration statement of which this prospectus forms a part. We are obligated to keep any registration statement required to be filed pursuant to the terms of the registration rights agreement current and effective until the earlier of (i) the date on which all of the shares of common stock covered by an applicable registration statement have been sold and (ii) the date on which all of such shares (in the opinion of counsel to us or to the selling stockholders) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act.

In connection with the financing, we paid Deerfield Management Company, L.P. a one-time transaction fee of $1,200,000.

The foregoing description is qualified in its entirety by the complete provisions of the facility agreement, form of warrant, registration rights agreement, security agreement and other documents attached as exhibits to the Form 8-K (File No. 000-33462), which was filed by us with the Securities and Exchange Commission on March 16, 2009 and is incorporated by reference herein.

THE SELLING STOCKHOLDERS

The selling stockholders are offering up to an aggregate of 3,750,000 shares of our common stock issuable to the selling stockholders upon exercise of certain warrants. For additional information regarding the issuance of warrants, please see “Description of Financing Transaction” beginning on page 4 of this prospectus. We are registering the aforementioned shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time pursuant to obligations we undertook in the Registration Rights Agreement, dated March 13, 2009, by and among us, the persons and entities listed on the table below under the heading “Selling Stockholders”. Other than underwriting discounts and commissions, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders

The following table sets forth the name of the selling stockholder, the total number of shares of common stock beneficially owned by the selling stockholder prior to this offering, the number of shares of common stock covered by this prospectus and the total number of shares of common stock and percentage that the selling stockholder will beneficially own upon completion of this offering. The amounts set forth below are based upon information provided to us by representatives of the selling stockholders, or on our records, and are accurate to the best of our knowledge as of the date specified below. For purposes of the table below, we have assumed that the selling stockholders exercised the warrants in full pursuant to a cash exercise (without giving effect to any limits on exercise) and sold all of such shares. The selling stockholders may sell some, all or none of their shares. Please see “Plan of Distribution” beginning on page 9 of this prospectus. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

The warrants may not be exercised by the respective holders, and no shares may be issued pursuant to the warrants, to the extent that the exercise or issuance would cause the holder’s and its affiliates’ beneficial ownership of our common stock, as determined in accordance with Section 13(d) of the Exchange Act, to exceed 9.98%.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act as of March 20, 2009, on which date 27,838,966 shares of our common stock were outstanding.

	Shares of	Shares of	Shares of	Percentage of
	Common Stock	Common Stock	Common Stock	All Common
	Beneficially	Being Offered	to be Beneficially	Stock to be
	Owned Prior to the	Pursuant to this	Owned After	Owned After
Selling Stockholder	Offering(1)(2)	Prospectus(2)	the Offering(3)	the Offering(3)

Deerfield Private Design Fund, L.P.(4)	1,196,888	1,196,888	—	—
Deerfield Private Design International, L.P.(4)	1,928,137	1,928,137	—	—
Deerfield Partners, L.P.(4)	234,975	234,975	—	—
Deerfield International Limited(4)	390,000	390,000	—	—
Total	3,750,000	3,750,000	—	—

(1)	Represents the number of shares of common stock that may be issued upon exercise of the warrants. For the purposes hereof, we assume the issuance of all such shares pursuant to a cash exercise. The actual number of shares of common stock issuable upon exercise of the warrants is subject to adjustment for any stock split, stock dividend or similar transaction involving the common stock, and could be materially less or more than such number depending on factors which cannot be predicted by us at this time. The actual number of shares of common stock described in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act.

(2)	The terms of the warrants contain a blocker provision under which the holder thereof does not have the right to exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 9.98% of the shares of common stock then issued and outstanding.

(3)	Assumes that the selling stockholder will sell all shares of common stock offered by it under this prospectus.

(4)	James E. Flynn has the power to vote or dispose of the shares held by Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., and Deerfield International Limited.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the securities covered by this prospectus. However, upon exercise of the warrants for cash, the selling stockholders would pay us an exercise price of $3.13 per share of common stock, or an aggregate of $11,737,500 if the warrants are exercised for cash in full, subject to certain adjustments in the event of a major transaction, as defined in the warrants. Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the selling stockholders upon exercise of the warrants.

PLAN OF DISTRIBUTION

The selling stockholders may resell or redistribute the securities listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive securities from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling stockholders” in this prospectus. Selling stockholders may sell the securities by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	privately negotiated transactions, directly or through agents;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and one or more of the selling stockholders to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling stockholders may also transfer the securities by gift. We do not know of any current arrangements by the selling stockholders for the sale or distribution of any of the securities.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the Securities and Exchange Commission, which may include Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify the selling stockholders and their respective officers, directors, employees, agents and representatives, and each other person who may be subject to liability because of his, her or its connection with the selling stockholder, against specified liabilities, including liabilities under the federal securities laws. The selling stockholders have agreed to indemnify us, our officers, directors, employees, agents and representatives and each other person subject to liability because of his, her or its connection with us, against specified liabilities arising from information provided by the selling stockholder for use in this prospectus, including liabilities under the federal securities laws.

The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective, as to any selling stockholder, until such time as all of the shares of common stock held by such selling stockholder registered under the registration statement of which this prospectus is a part can be sold in any one day, without registration, in compliance with Rule 144 of the Securities Act. Other than underwriting discounts and commissions, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders.

In connection with the sale or our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one of one or more derivative securities which require the delivery to such broker-dealers or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the sales against certain liabilities, including liabilities arising under the Securities Act.

We can not assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling stockholder, we will file a prospectus supplement setting forth:

•	the names of the selling stockholders;

•	the aggregate number of shares to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer;

•	the names of any agents, dealer or underwriter;

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation); and

•	other facts material to the transactions.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our Securities and Exchange Commission file number is 000-1145197. We incorporate by reference the specific documents listed below.

•	Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 16, 2009;

•	The description of our common stock contained in the Registration Statement on Form 8-A, which was filed on May 11, 2007, and all amendments and reports updating such description; and

•	The description of our preferred stock purchase rights contained in the Registration Statement on Form 8-A, which was filed on November 20, 2008, and all amendments and reports updating such description.

We also incorporate by reference any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act (1) on or after the date of filing of the registration containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold by the selling stockholders or this registration statement has been withdrawn. Those documents will become a part of this prospectus from the date that the documents are filed with the Securities and Exchange Commission.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attn: Secretary. Telephone requests may be directed to the Secretary at (781) 457-5000. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Insulet Corporation, that file electronically with the Securities and Exchange Commission. You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the shares of our common stock offered by this prospectus.

3,750,000 Shares

INSULET CORPORATION

Common Stock Issuable Upon Exercise of Warrants

PROSPECTUS

April 1, 2009

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Generally, the expenses in connection with the issuance and distribution of the securities being registered will be borne by Insulet Corporation and are set forth in the following table (all amounts except the SEC registration fee are estimated in accordance with Instruction to Item 511 of Regulation S-K):

SEC registration fee	$775
Accountants’ fees and expenses	*
Legal fees and expenses	*
Printing expenses	*

TOTAL	$775

*	Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our Eighth Amended and Restated Certificate of Incorporation, or certificate of incorporation, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Amended and Restated By-laws, or by-laws, provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify other employees as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, and may do so for our executive officers and (4) the rights conferred in our by-laws are not exclusive.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees with respect to which we may have indemnification obligations.

The indemnification provisions in our certificate of incorporation, by-laws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933.

We have obtained liability insurance for our officers and directors.

Item 16.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on April 1, 2009.

INSULET CORPORATION

By:	/s/ Duane DeSisto
Duane DeSisto
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Duane DeSisto and Brian Roberts as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on April 1, 2009.

Signature	Title

/s/ Duane DeSisto Duane DeSisto	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian Roberts Brian Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Sally Crawford Sally Crawford	Director

/s/ Gary Eichhorn Gary Eichhorn	Director

/s/ Ross Jaffe, M.D. Ross Jaffe, M.D.	Director

/s/ Charles Liamos Charles Liamos	Director

/s/ Steven Sobieski Steven Sobieski	Director

/s/ Regina Sommer Regina Sommer	Director

/s/ Joseph Zakrzewski Joseph Zakrzewski	Director

EXHIBIT INDEX

Exhibit
No.		Description

3.1		Eighth Amended and Restated Certificate of Incorporation (incorporated by reference to our Registration Statement on Form S-8 (Registration No. 333-144636) filed July 17, 2007)
3.3		Amended and Restated Bylaws (incorporated by reference to our Registration Statement on Form S-8 (Registration No. 333-144636) filed July 17, 2007)
4.1		Specimen Stock Certificate (incorporated by reference to Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-140694) filed April 25, 2007)
4.2		Indenture, dated June 16, 2008, between Insulet Corporation and Wells Fargo Bank, N.A. (incorporated by reference to our Current Report on Form 8-K, filed June 20, 2008)
4.3		Registration Rights Agreement, dated as of June 16, 2008, among Insulet Corporation, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to our Current Report on Form 8-K, filed June 20, 2008)
4.4		Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Insulet Corporation classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated by reference to our Form 8-A, filed November 20, 2008)
4.5		Shareholder Rights Agreement, dated as of November 14, 2008, between Insulet Corporation and Registrar and Transfer Company, as Rights Agent (incorporated by reference to our Form 8-A, filed November 20, 2008)
4.6		Form of Warrant to purchase shares of common stock of Insulet Corporation issued on March 13, 2009 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed March 16, 2009)
*5	.1	Opinion of Goodwin Procter LLP
*23	.1	Consent of Ernst & Young LLP
*23	.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
*24	.1	Power of Attorney (contained in signature page)
99.1		Facility Agreement, dated March 13, 2009, by and among Insulet Corporation and the lenders named therein (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed March 16, 2009)
99.2		Registration Rights Agreement, dated March 13, 2009, by and among Insulet Corporation and the investors named therein (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed March 16, 2009)
99.3		Security Agreement, dated March 13, 2009, by and among Insulet Corporation and the secured parties named therein (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K, filed March 16, 2009)

*	Filed herewith.